Consent Of Independent Public Accountants

As independent public accountants, we hereby consent to the incorporation by reference into Edison International's previously filed registration statements listed below of our report dated June 19, 2003 included in the Southern California Edison Company Stock
Savings Plus Plan's Form 11-K for the year ended December 31, 2002, and to all references to our Firm included in this Form 11-K or in the registration statements listed below:

       Registration Form                File No.                 Effective Date
       -----------------                --------                 --------------

       Form S-8                         333-101038               November 6, 2002
       Form S-8                         333-74240                November 30, 2001

BDO Seidman, LLP
BDO Seidman, LLP

Los Angeles, California
June 19, 2003